INDEPENDENT AUDITORS' CONSENT


E*TRADE Funds:

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 333-66807 on Form N-1A of our reports dated February 21, 2001 appearing in the Annual Reports of the funds comprising the E*TRADE Funds as of and for the respective periods ended December 31, 2000 and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information, which are part of this Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
April 26, 2001